Exhibit 23(e)(ii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                  Amendment to
                             Distributor's Contracts
                                     between
                               the Federated Funds
                                       and
                           Federated Securities Corp.

     This Amendment to the Distributor's Contracts (each an "Agreement" and together, the "Agreements") between the Federated Funds listed on Exhibit A, (each a "Fund" and collectively, the "Funds") and Federated Securities Corp. ("Distributor") is made and entered into as of the 1st day of October, 2003.

     WHEREAS, each Fund has entered into an Agreement with the Distributor under and pursuant to which the Distributor is the principal underwriter of the shares of the Fund;

     WHEREAS, the Securities and Exchange Commission and the United States Treasury Department ("Treasury Department") have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "Applicable Law"), specifically requiring certain financial institutions, including the Funds and the Distributor, to establish a written anti-money laundering and customer identification program ("Program");

      WHEREAS, each of the Funds and the Distributor have established a Program and wish to amend the Agreements to reflect the existence of such Programs and confirm the allocation of responsibility for the performance of certain required functions;

     NOW, THEREFORE, the parties intending to be legally bound agree and amend each Agreement as follows:

     1. The Funds and the Distributor each represent, warrant and certify that they have established, and covenant that at all times during the existence of each respective Agreement they will maintain, a Program in compliance with Applicable Law.

     2. The Funds each represent and warrant that the Funds have entered into an amendment to the agreement with the transfer agent of the Funds, pursuant to which the transfer agent has agreed to perform all activities, including the establishment and verification of customer identities as required by Applicable Law or its Program, with respect to all customers on whose behalf Distributor maintains an account with the Funds.

     3. Distributor covenants that it will enter into appropriate amendments to selling or other agreements with financial institutions that establish and maintain accounts with the Funds on behalf of their customers, pursuant to which such financial institutions covenant to establish and maintain a Program with respect to those customers in accordance with Applicable Law.


     In all other respects, each Agreement first referenced above shall remain in full force and effect.


     WITNESS the due execution hereof as of the 1st day of October, 2003.

                           FUNDS

                           By:  /s/ John W. McGonigle
                           Name:  John W. McGonigle
                           Title:   Executive Vice President


                           federated Securities Corp.

                           By:  /s/ James F. Getz
                           Name:  James F. Getz
                           Title:        President - Broker/Dealer

                                  EXHIBIT A

  Funds                                         Distributor's Contract Date

  Cash Trust Series, Inc.                                   March 1, 1993
  Cash Trust Series II                                      January 25, 1991
  Edward Jones Money Market Fund                            April 1, 2001
  Edward Jones Tax-Free Money Market Fund                   March 1, 2001
  Federated Adjustable Rate Securities Fund                 April 24, 1992
  Federated American Leaders Fund, Inc.                     March 1, 1993
  Federated Equity Funds                                    June 1, 1995
  Federated Equity Income Fund, Inc.                        March 1, 1993
  Federated Fixed Income Securities Fund, Inc.              December 24, 1991
  Federated GNMA Trust                                      May 29, 1992
  Federated Government Income Securities, Inc.              July 17, 1996
  Federated High Income Bond Fund, Inc.                     March 1, 1993
  Federated High Yield Trust                                August 1, 1989
  Federated Income Securities Trust                         December 31, 1991
  Federated Income Trust                                    June 1, 1992
  Federated Index Trust                                     September 3, 1991
  Federated Institutional Trust                             September 1, 1994
  Federated Insurance Series                                December 1, 1993
  Federated International Series, Inc.                      February 11, 1991
  Federated Investment Series Funds, Inc.                   June 22, 1992
  Federated Limited Duration Government Fund, Inc.          July 22, 1991
  Federated Managed Allocation Portfolios                   December 1, 1993
  Federated Municipal Opportunities Fund, Inc.              July 17, 1996
  Federated Municipal Securities Fund, Inc.                 March 1, 1993
  Federated Municipal Securities Income Trust               September 9, 1991
  Federated Short-Term Municipal Trust                      June 1, 1993
  Federated Stock and Bond Fund, Inc.                       March 1, 1993
  Federated Stock Trust                                     August 1, 1989
  Federated Total Return Government Bond Fund               September 1, 1995
  Federated Total Return Series, Inc.                       December 1, 1993
  Federated U.S. Government Bond Fund                       August 1, 1989
  Federated U.S. Government Securities Fund:  1-3 Years     May 29, 1992
  Federated U.S. Government Securities Fund:  2-5 Years     May 29, 1992
  Federated World Investment Series, Inc.                   March 1, 1994
  Intermediate Municipal Trust                              June 1, 1993
  Money Market Obligations Trust                            March 1, 1994